Exhibit 1.1

[●] Shares1

Mercantil Bank Holding Corporation

Class A Common Stock

FORM OF UNDERWRITING AGREEMENT

[●], 2018

Raymond James & Associates, Inc.

As Representative of the Several Underwriters

listed on Schedule I hereto

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Mercantil Bank Holding Corporation, a Florida corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and that certain shareholder of the Company named in Schedule II hereto (the “Selling Shareholder” or “MSF”) proposes, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of [●] shares of the Company’s Class A Common Stock, par value $0.10 per share (the “Common Stock”), of which (a) [●] shares are to be issued and sold by the Company and (b) [●] shares are to be sold by the Selling Shareholder. The aggregate of [●] shares to be purchased from the Company and the Selling Shareholder are called the “Firm Shares.”

In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [●] shares of Common Stock solely to cover over-allotments by the Underwriters, if any (the “Over-Allotment Option”). The additional shares of Common Stock to be sold by the Company upon exercise of the Underwriters’ Over-Allotment Option are referred to in this Agreement as the “Additional Shares.” The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”

The Company and the Underwriters agree that 15% of the Firm Shares (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible employees, executive officers, directors and other persons or entities designated by the Company (collectively, the “Directed Share Participants”), as part of the distribution of the Shares by the Underwriters,

[1]	Plus the Additional Shares Subject to the Underwriters’ Over-Allotment Option.

subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations (the “Directed Share Program”). To the extent that such Directed Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by the Directed Share Participants by 11:59 p.m. St. Petersburg, Florida time on the [●] business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this underwriting agreement (the “Agreement”) as “you” or the “Representative.”

The Company and the Selling Shareholder wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Shareholder.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-227744), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Securities Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-227744) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act.

The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto.

All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, (i) the Company agrees to issue and sell an aggregate of [●] Firm Shares to the Underwriters and (ii) the Selling Shareholder agrees to sell an aggregate [●] Firm Shares to the Underwriters. Upon the basis of the respective representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder at a purchase price of $[●] per Share (the “Purchase Price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company and the Selling Shareholder hereby also agree to sell to the Underwriters, and, upon the basis of the respective representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company and the Selling Shareholder up to an aggregate of [●] Additional Shares at the Purchase Price per Share for the Firm Shares. The Additional Shares for the Over-Allotment Option will be provided by the Selling Shareholder, to the extent of all Common Stock it retains, if any, following its sale of Firm Shares. Otherwise, all Additional Shares shall be provided and sold by the Company.

The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time or from time to time within 30 days after the date of the Prospectus.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [●], 2018 or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [●], 2018 as the Representative shall designate by notice to the Company (the time and date of such closing is called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company and the Selling Shareholder hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Shareholder or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company and the Selling Shareholder, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

Book-entries for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or any Additional Closing Date, as the case may be. Book-entries evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company and the Selling Shareholder. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company on the Closing Date. The Company shall deliver the Firm Shares and any Additional Shares through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct on the Closing Date. Payment for the Shares sold by the Selling Shareholder hereunder shall be delivered by the Representative to the Selling Shareholder on the Closing Date.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

The Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholder’s obligations hereunder. These obligations shall be in addition to and shall not change, the Selling Shareholder’s obligations to pay amounts to the Company in connection with the sale of Shares hereunder.

5. Covenants and Agreements.

5.1. Of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Securities Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Securities Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Securities Act.

(b) Upon written request, the Company will furnish to you, without charge, two signed duplicate originals, or certified copies thereof, of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representative be required by the Securities Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Underwriters and obtain your consent prior to filing any of those with the Commission.

(e) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your express prior written consent.

(f) The Company will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5.1(h) hereof, the Company consents to the use, in accordance with the provisions of the Securities Act and with the applicable securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Securities Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification, if you deem it reasonably necessary, of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(j) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to shareholders or filed with the Commission, provided that the Company will be deemed to have furnished such proxy statement and reports to the Underwriters to the extent they are filed or furnished on EDGAR or made available on the Company’s website.

(l) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof, other than clause (i)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all reasonable and documented out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters not otherwise paid by the Selling Shareholder, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith and the Company shall then be under no further liability to any Underwriter except as provided by Section 7 and Section 8 hereof.

(m) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any other person during the Lock-Up Period) of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares of Common Stock issued or issuable, including restricted stock awards described in the prospectus to be granted immediately upon the Closing, pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, including the Company’s 2018 Equity and Incentive Plan (the “2018 Incentive Plan”), copies of which have been made available to the Underwriters and disclosed in the Time of Sale Information and the Prospectus, or pursuant to currently outstanding options, restricted stock or restricted stock units, warrants or rights), or pursuant to any employee stock ownership plan (“ESOP”) that may be established by the Company or the Company’s existing deferred compensation plan (the “Deferred Compensation Plan”) that may be amended to include Class A Common Stock as an investment option, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, restricted stock or restricted stock units or warrants or rights pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and disclosed in the Time of Sale Information and the Prospectus, in each case, copies of which have been made available to the Underwriters), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement (other than a registration statement on Form S-8, Form S-4 or otherwise filed pursuant to the Registration Rights Agreement between the Company and MSF, dated as of June 12, 2018 (the “Registration Rights Agreement”)), including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into shares of Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters; provided that this sentence shall not apply to any shares of Common Stock issued or issuable in connection with any stock split, reverse stock split or stock dividend, or any merger, consolidation, joint venture, strategic alliance or other similar transaction with another company whether or not registered on Form S-4, provided that the recipient of such shares of Common Stock who are directors, executive officers and 10% or greater holders of voting common stock of the target in a transaction described in Commission Rule 145 agree in writing to be bound by an agreement of the same remaining duration and terms as set forth in this Section 5.1(n). The Company shall cause each officer, director and shareholder of the Company set forth on Schedule IV hereto to furnish to the Representative, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(o) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(p) [Reserved]

(q) The Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(r) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(s) The Company will comply with all applicable securities and other laws, rules and regulations in each state in which the Directed Shares are offered in connection with the Directed Share Program.

5.2. Of The Selling Shareholder. The Selling Shareholder covenants and agrees with the several Underwriters as follows:

(a) The Selling Shareholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A attached hereto (“Lock-Up Agreement”); provided that the Selling Shareholder may transfer or sell shares of Common Stock (i) to the Company, including pursuant to the Amended and Restated Separation and Distribution Agreement between MSF and the Company dated as June 12, 2018 (the “Separation Agreement”) or any stock purchase agreement providing for the sale to the Company by MSF of Company Class B common stock, par value $0.10 per share (“Class B Common Stock”) held as Retained Shares (as defined in the Separation Agreement and the related Distribution Trust Agreement (“Retained Shares”) or (ii) pursuant to any order or request, of the Board of Governors of the Federal Reserve System or any delegee (the “Federal Reserve”) or of any other United States bank or securities regulator, including sales or dispositions pursuant to a registration statement filed pursuant to the Registration Rights Agreement.

(b) The Selling Shareholder will cooperate with the Company and the Underwriters, review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of the Selling Shareholder in the certificate contemplated by Section 9(n) hereof would be inaccurate if made as of the Closing Date.

(c) On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by the Selling Shareholder to the Underwriters hereunder will have been fully paid for by the Selling Shareholder and all laws imposing such taxes will have been fully complied with by the Selling Shareholder.

(d) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, the Selling Shareholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-8BEN-E.

(e) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof, other than clause (i)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Selling Shareholder to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Selling Shareholder agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters not otherwise paid by the Selling Shareholder, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith and the Company shall then be under no further liability to any Underwriter except as provided by Section 7 and Section 8 hereof.

6. Representations and Warranties.

6.1. Of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Common Stock, is not on the date hereof and will not be on the Closing Date (or any Additional Closing Date, as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b).

(c) The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with the information in the third paragraph, the second sentence of the twelfth paragraph, the thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the heading “Underwriting,” contained in the Prospectus (collectively, the “Underwriter Information”); provided further, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with the information contained in the Prospectus concerning the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder to the Underwriters and the Company (the “Selling Shareholder Information”).

(d) The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(e) The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(h) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and any Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock except for contemplated issuances pursuant to the 2018 Incentive Plan disclosed in the Prospectus; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates or book-entries for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates, if any, for the Shares being sold by the Company are in valid and sufficient form. Other than as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register the offer or sale of any securities of the Company owned or to be owned by such person.

(i) Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”) and Federal Reserve Regulation Y. As of September 30, 2018, the Company met or exceeded the minimum requirements to be considered “well capitalized” under Federal Reserve Regulation Q.

(k) Amerant Bank, N.A. (the “Bank”) is validly existing as a national banking association chartered under the laws of the United States by the Office of the Comptroller of the Currency (the “OCC”) to transact business as a national bank, and the charter of the Bank is in full force and effect. As of September 30, 2018, the Bank met or exceeded the minimum requirements to be considered “well capitalized” under OCC Regulations Part 3, and has not been informed by any Regulatory Authorities (defined below) that it is not “well capitalized.” The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, 12 U.S.C. 1811 et seq., and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions), and no proceeding for the modification, termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Bank is a member of the Federal Reserve Bank of Atlanta and is a member in good standing of the Federal Home Loan Bank of Atlanta. The Company beneficially owns all of the outstanding capital securities of, and has sole control of, the Bank.

(j) The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws administered by, and all rules, regulations, directives, orders and decrees of any federal, state, local or foreign regulatory, supervisory authority or enforcement, self-regulatory organization or governmental agency or body having jurisdiction over or rulemaking authority with respect to the Company or any of its subsidiaries (each, a “Regulatory Authorities”) (including, without limitation, the Federal Reserve Board, the OCC, the FDIC, the Consumer Financial Protection Bureau, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) and FINRA applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For the last five years, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve Board, the OCC and the FDIC, and any other applicable Regulatory Authorities. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the “Company Reports.” As of their respective dates or their respective dates of amendment, the Company Reports, complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve Board, the OCC and the FDIC and all other applicable Regulatory Authority, as the case may be.

(k) Except as described in the Time of Sale Information and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company, the Bank nor any of the Company’s other subsidiaries is a party to or otherwise subject to any order, decree, agreement, memorandum of understanding, corrective or cease and desist order, order of prohibition or suspension, written agreement or other written statement as described under 12 U.S.C. 1818(u) or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Regulatory Authority (whether or not such Regulatory Authority has determined that publication would be contrary to the public interest or otherwise cannot be made) or has adopted any board resolutions at the request of any of the Regulatory Authorities. Neither the Company nor any of its subsidiaries has been advised by any such entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, corrective or cease and desist order, order of prohibition or suspension, commitment letter, supervisory letter or similar undertaking or other written agreement or statement; and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any examination of the Company and its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

(l) The Bank has received an overall Community Reinvestment Act (“CRA”) rating of at least “Satisfactory” and has not been informed in writing by any Regulatory Authority that it may receive a less than “Satisfactory” rating for CRA purposes within one year, nor, to the Company’s knowledge, has the Bank been informed other than in writing by any Regulatory Authority that it may receive a less than “Satisfactory” rating for CRA purposes within one year. The Company is not aware of any facts or circumstances that exist that would cause the Bank to be not in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a CRA rating by the OCC of lower than “Satisfactory”.

(m) The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. Except as set forth in Exhibit 21 to the Registration Statement, the Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization required to be disclosed therein by Commission Regulation S-K, Item 601(b)(21). As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which would be reasonably likely to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Securities Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts in each case that could result in a Material Adverse Effect.

(o) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any United States federal, state court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except, in each case, for events of default that would not result in a Material Adverse Effect.

(p) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by or on behalf of the Representative and the Selling Shareholder constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(q) None of the issuance and sale of the Shares (including the Directed Shares) by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act, the listing of the Shares for trading on the Nasdaq Global Select Market, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the applicable securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties is bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except in each case for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(r) Except as described in the Time of Sale Information and the Prospectus, and, except for options to purchase capital stock issued pursuant to the Company’s 2018 Incentive Plan, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company, other than the Selling Shareholder with respect to the Shares included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or waived in writing.

(s) PricewaterhouseCoopers LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Securities Act.

(t) The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

(u) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations,

(iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, result of operations or prospects of the Company.

(v) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(w) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(x) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or that would result in a violation of Regulation M under the Exchange Act.

(y) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date hereof or have timely requested extensions thereof, which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment, when due, of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except for cases in which the failure to file or pay would not result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith as to which the Company has established adequate reserves. Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited except, in each case in this paragraph (y) as would not have a Material Adverse Effect. On the Closing Date and any Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid by the Company in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company.

(z) Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(aa) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(bb) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as would not have a Material Adverse Effect. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate would not result in a Material Adverse Effect.

(cc) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, except in each case to such exception as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(dd) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, shareholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required by the rules and regulations of the Commission to be included or incorporated by reference in the Time of Sale Information and the Prospectus, and the Company does not have any material liabilities or obligations, direct or contingent, not disclosed in the Time of Sale Information and the Prospectus.

(ee) All disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus,

there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and Nasdaq promulgated thereunder.

(hh) The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with the applicable provisions of Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(ii) The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock used pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus. On August 10, 2018, 80.1% of the issued and outstanding shares of Company (i) Common Stock and (ii) Class B Common Stock were distributed from the Distribution Trust (as defined below) to MSF’s shareholders pursuant to an effective registration statement on Commission Form 10.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (ii) has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the

Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator alleging violations by the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions in violation of Sanctions. The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Shares) of Sanctions.

(mm) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(nn) The Company and its subsidiaries are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such noncompliance with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities of the Company or its subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(oo) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, in each case except as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(pp) The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the individuals set forth on Schedule IV hereto and the Selling Shareholder.

(qq) To the Company’s knowledge, other than with respect to Amerant Investments, Inc., a wholly-owned subsidiary of the Bank, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the

Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(rr) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(ss) The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or its subsidiaries for the benefit of the employees of the Company or its subsidiaries are in compliance in all material respects with ERISA and all other applicable state and federal laws. Except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their “ERISA Affiliates” (as defined below) for the benefit of the employees of the Company or its subsidiaries. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. Except as would not reasonably be expected to result in a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for the benefit of the employees of the Company or its subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(tt) The Bank is not prohibited, directly or indirectly, under any statute, law, rule, regulation, directive, order, agreement or other instrument to which it is a party or is subject, or otherwise, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.

(uu) The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Supervision and Regulation” insofar as such statements purport to describe laws and regulations specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects.

(vv) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) The statistical and market-related data contained in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xx) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering of the Shares.

(yy) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any state where the Directed Shares are being offered.

(zz) The Company has not offered, or caused Raymond James or any Raymond James Entity, as defined in Section 19, to offer, Directed Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or vendor of the Company to alter the customer’s or vendor’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company.

6.2. Of the Selling Shareholder. The Selling Shareholder hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, that:

(a) The Shares being sold on behalf of the Selling Shareholder have been transferred by the Selling Shareholder to TMI Trust Company, a Texas trust company (the “Distribution Trustee”) pursuant to the Distribution Trust Agreement among MSF, the Company and the Distribution Trustee, dated as of March 12, 2018, as amended by Amendment No. 1 dated as of June 12, 2018 (the “Distribution Trust Agreement,” and the trust existing thereunder, the “Distribution Trust”). The Selling Shareholder had at the time of transfer to the Distribution Trust, and the Distribution Trustee has, good and valid title to the Retained Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever. The Distribution Trust is the holder of record of all Retained Shares, which are all the shares of Common Stock and Class B Common Stock beneficially owned or held by the Selling Shareholder. The Selling Shareholder is the lawful beneficial owner of the Shares to be sold on behalf of the Selling Shareholder pursuant to this Agreement and has, as of the Closing Date and any Additional Closing Date, irrevocably directed, the Distribution Trustee, to transfer and deliver to the Underwriters all Shares being sold on behalf of the Selling Shareholder, free and clear of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b) Each of the Selling Shareholder and the MSF Representatives (as defined in the Distribution Trust Agreement), have, and on the Closing Date and any Additional Closing Date, as the case may be, will have, full legal right, power and authority, and all authorizations and approvals required, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided herein.

(c) This Agreement has been duly authorized, executed and delivered by an authorized person on behalf of the Selling Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Representative, is a valid and binding agreement of the Selling Shareholder, enforceable as to the Selling Shareholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and the Selling Shareholder has, among other things, irrevocably authorized the MSF Representatives, or any one of them, to execute and deliver on the Selling Shareholder’s behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by the Selling Shareholder pursuant to this Agreement.

(d) Except as previously obtained or would not prevent or impair the consummation of the transactions contemplated by this Agreement, none of the sale of the Shares by the Selling Shareholder, the execution, delivery or performance by the Selling Shareholder (including by the MSF Representatives on behalf of the Selling Shareholder) of this Agreement, the compliance by the Selling Shareholder and the Distribution Trustee with all the provisions hereof nor the consummation by the Selling Shareholder and the Distribution Trustee of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of the Selling Shareholder, the Distribution Trust Agreement or any agreement, indenture, lease or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any property of the Selling Shareholder held by the Distribution Trust is bound or (iii) violates any statute, law, regulation, or any ruling, filing, judgment, injunction, order or decree applicable to the Selling Shareholder or the Distribution Trustee, or any property of the Selling Shareholder held by the Distribution Trustee in accordance with the Distribution Trust Agreement. No filing with any Governmental Entity is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Shares by the Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement to be performed by the Selling Shareholder, except filings on Form 3, Form 4, Schedule 13D or Schedule 13G, as applicable.

(e) The information in the Prospectus under the caption “Principal Shareholders and Selling Shareholder” and in the Time of Sale Information that specifically relates to the Selling Shareholder (such information, with respect to the Selling Shareholder, the “Selling Shareholder Information”) does not, and will not on the Closing Date and the time of sale, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) At any time prior to the Closing Date or the Additional Closing Date, as the case may be, if there is any change in the information referred to the Selling Shareholder Information, the Selling Shareholder will immediately notify the Representative of such change.

(g) Neither the Selling Shareholder nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries (i) has made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or – controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (ii) has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption law. The Selling Shareholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable antibribery and anti-corruption laws.

(h) The operations of the Selling Shareholder and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Selling Shareholder or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency in such jurisdictions, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to any such laws, rules, or regulations is pending or, to the knowledge of the Selling Shareholder, threatened.

(i) Neither the Selling Shareholder nor any of its subsidiaries, nor, to the knowledge of the Selling Shareholder, any director, officer, employee, agent or affiliate of, the Selling Shareholder or any of its subsidiaries is currently the subject or the target of any Sanctions. For the past five years, the Selling Shareholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions in violation of Sanctions. The Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of Shares) of Sanctions.

(j) The Selling Shareholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), and has the corporate authority to sue and be sued.

(k) Except for any net income, capital gains or franchise taxes, if any, imposed on the Underwriters by Venezuela or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Venezuela, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(l) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or state court located in the State of Florida having jurisdiction under its own laws in respect of any suit, action or proceeding against the Selling Shareholder based upon this Agreement would be enforceable against the Selling Shareholder.

(m) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Venezuela and will be honored by the courts of Venezuela. The Selling Shareholder has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each Florida state and United States federal court sitting in the State of Florida and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(n) The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Venezuelan law or public policy.

(o) To the extent any payment is to be made by the Selling Shareholder pursuant to this Agreement, the Selling Shareholder has lawful access to U.S. dollars to make payments of amounts which may be payable under this Agreement.

(p) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Selling Shareholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(q) Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(r) Except as provided in the Registration Rights Agreement, the Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

(s) There are no legal or governmental proceedings pending to which the Selling Shareholder is a party or of which any property of the Selling Shareholder is the subject which, if determined adversely to the Selling Shareholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement.

(t) Except for Amerant Investments, Inc. or as otherwise disclosed to the Underwriters in writing, neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(u) Without the prior consent of the Representative and the Company, the Selling Shareholder has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of the Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus. Any Selling Shareholder Free Writing Prospectus consented to by the Representative is hereinafter referred to as a “Selling Shareholder Permitted Free Writing Prospectus.” The Selling Shareholder represents that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Shareholder Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping. Other than the Registration Statement, the Time of Sale Information and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such, and the Company) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 of the 1933 Act Regulations or (ii) the documents listed on Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(v) The Selling Shareholder is not (1) an employee benefit plan subject to Part 4 of Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account by reason of an employee benefit plan, plan or account’s investment in such entity; and

(w) The Selling Shareholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus that has had or is reasonably likely to have a Material Adverse Effect, and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement.

The Selling Shareholder acknowledges that the Underwriters and the Company, and, for purposes of the opinions to be delivered pursuant to Section 9 hereof, counsel to the Company and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Any certificate signed by, or on behalf of, the Selling Shareholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, and without affecting or limiting any agreements between the Company and the Selling Shareholder, the Company and the Selling Shareholder, jointly and severally, agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(i), all expenses, if any, in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the Nasdaq; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) payment of the Underwriters’ fees and expenses; and (ix) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby. The Company and the Selling Shareholder shall each pay any documentary, stock transfer, stamp duty and other similar taxes, if any, in connection with the issuance and delivery of Shares to the respective Underwriters, with respect to Shares sold by the Company and the Selling Shareholder, respectively. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(l) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(l).

8. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and expenses of one firm and one local counsel (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, or by or on behalf of the Selling Shareholder, as the case may be, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

Subject to the limitations in this paragraph below, the Selling Shareholder agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information not expressly relating to the Selling Shareholder or the offering by it of its shares of Common Stock or furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith.

In addition to their other obligations under this Section 8, each of the Company and the Selling Shareholder, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Shareholder herein or failure to perform its their respective obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company or the Selling Shareholder to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company and the Selling Shareholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Shareholder, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Selling Shareholder, as applicable, shall not be liable for the fees and expenses of more than one counsel (in addition to one local counsel in each applicable jurisdiction) for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraphs of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholder, their respective directors, their respective officers who sign the Registration Statement, their employees and agents and any person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Shareholder to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Shareholder, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Shareholder by the immediately preceding paragraph (except that if the Company and the Selling Shareholder shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Shareholder, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, the Company or the Selling Shareholder will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of each of the Company and the Selling Shareholder, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Shareholder, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder (including any amount of net proceeds used by the Company to pay the Selling Shareholder for the Company’s repurchase of shares of Class B Common Stock bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Shareholder or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholder, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

Notwithstanding the third paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Shareholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Shareholder, their respective directors or officers or any person controlling the Company or the Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Shareholder, their respective directors or officers or any person controlling the Company or the Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the third and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Securities Act shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus or herein, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date (and any Additional Closing Date, if any) an opinion and 10b-5 statement of Jones Day, outside counsel to the Company, substantially in the form heretofore approved by you.

(d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Venezuelan counsel to the Selling Shareholder, substantially in the form heretofore approved by you.

(e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Jones Day, Florida counsel to the Selling Shareholder, substantially in the form heretofore approved by you.

(f) You shall have received on the Closing Date and any Additional Closing Date, as the case may be, an opinion and 10b-5 letter of Davis Polk & Wardwell LLP, counsel to the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be.

(g) [Reserved]

(h) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore reasonably satisfactory to you.

(i) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(i) and in Sections 9(b) and 9(k) hereof.

(j) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(k) The Company and the Selling Shareholder shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(l) At or prior to the Closing Date, you shall have received the Lock-Up Agreements from the Selling Shareholder and each of the individuals set forth on Schedule IV hereto.

(m) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that it has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(n) You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from the Selling Shareholder or the MSF Representatives to the effect that, as of the Closing Date or Additional Closing Date, as the case may be: (i) the representations and warranties made by the Selling Shareholder herein are true and correct in all material respects on the Closing Date and (ii) the Selling Shareholder (or an authorized person acting on behalf of the Selling Shareholder) has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Closing Date or Additional Closing Date, as the case may be.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq, (ii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13. Failure of The Selling Shareholder to Sell and Deliver the Shares. If the Distribution Trustee shall fail to deliver to the Underwriters the Shares to be sold and delivered on behalf of the Selling Shareholder at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Shareholder or the MSF Representatives, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Shareholder or (ii) purchase the Shares that the Company has agreed to sell and deliver in accordance with the terms hereof. If the Distribution Trustee shall fail to deliver to the Underwriters the Shares to be sold and delivered on behalf of the Selling Shareholder pursuant to this Agreement at the Closing Date or Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Shareholder, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered by mail, facsimile or e-mail, as follows:

(i)	to the Company

Mercantil Bank Holding Corporation

220 Alhambra Circle

Coral Gables, Florida 33134

Attention: Millar Wilson

E-mail: mwilson@mercantilcb.com

with a copy to

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-3053

Attention: Ralph F. MacDonald, III

Fax: (404) 581-8330

E-mail: cmacdonald@jonesday.com

(ii)	to the Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

E-mail: john.critchlow@raymondjames.com

with a copy to

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Nicholas A. Kronfeld

Fax: (212) 701-5950

E-mail: nicholas.kronfeld@davispolk.com

(iii)	to the Selling Shareholder

Mercantil Bank Holding Corporation

220 Alhambra Circle

Coral Gables, Florida 33134

Attention: Millar Wilson

E-mail: mwilson@mercantilcb.com

with copies to

Luis Alberto Fernandes

Mercantil Servicios Financieros

Avenida Andrés Bello No. 1

Edificio Mercantil

Caracas 1050

Venezuela

E-mail: lafernandes@bancomercantil.com

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-3053

Attention: Ralph F. MacDonald, III

Fax: (404) 581-8330

E-mail: cmacdonald@jonesday.com

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers and the Selling Shareholder.

15. Applicable Law; Submission to Jurisdiction; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

Each of the Company and the Selling Shareholder hereby irrevocably submits to the exclusive jurisdiction of the U.S. Federal and state courts in the federal Southern District of Florida (each, a “Florida Court”) in any suit or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby. The Company and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a Florida Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Selling Shareholder irrevocably appoints Millar Wilson, located at the Company’s address contained in Section 14 hereof, as its authorized agent (the “Authorized Agent”) in the State of Florida upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder in any such suit or proceeding. The Company and the Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent (or his or her successors) in full force and effect for a period of ten years from the date of this Agreement. The Company, the Selling Shareholder and each Underwriter irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be signed in various identical counterparts, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Shareholder and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company for the shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

17. Research Analyst Independence. The Company and the Selling Shareholder acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or Selling Shareholder by any Underwriter’s investment banking division. The Company and the Selling Shareholder each acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

18. Certain Taxes. All payments made by the Selling Shareholder under this Agreement shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (including any amounts that result from payments of fees, compensation or reimbursement of costs contemplated by this Agreement) imposed or levied by or on behalf of any governmental entity or taxing authority (collectively, “Withholding Taxes”), unless such deduction or withholding is required by law. If any Withholding Taxes are required by law to be deducted or withheld by the Selling Shareholder in connection with such payment or repurchase, the Selling Shareholder will increase the amount to be paid to the Underwriters so that the full amount of such payment is received by the Underwriters, provided that the Selling Shareholder will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts arises as a result of any present or former connection between an Underwriter and the relevant jurisdiction other than any such connection arising solely as a result of the transaction described in this agreement.

19. Directed Share Program Indemnification

(a) The Company agrees to indemnify and hold harmless Raymond James, each person, if any, who controls Raymond James within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Raymond James within the meaning of Rule 405 of the Securities Act (“Raymond James Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Raymond James Entities.

(b) If any action or claim shall be brought against any Raymond James Entity, such Raymond James Entity shall promptly notify in writing the Company 4 and the Company shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Raymond James Entity or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Raymond James Entity shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Raymond James Entity, unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel reasonably acceptable to the Raymond James Entity or (iii) the named parties to any such action (including any impleaded parties) include each of such Raymond James Entity and the Company, and such Raymond James Entity shall have been advised by its counsel that one or more legal defenses may be available to the Raymond James Entity that may not be available to the Company, or that representation of such Raymond James Entity and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action on behalf of such Raymond James Entity (but the Company shall not be liable for the fees and expenses of more than one counsel firm (in addition to any local counsel in each applicable jurisdiction) for the Raymond James Entities)). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Raymond James Entity from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) If the indemnification provided for in this Section 19 is unavailable or insufficient for any reason whatsoever to Raymond James Entity, then the Company, in lieu of indemnifying such Raymond James Entity, shall jointly and severally contribute to the amount paid or payable by such Raymond James Entity as a result of such damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Raymond James Entity on the other hand, from the offering and sale of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company, on the one hand, and the Raymond James Entities on the other hand, in connection with the statements or omissions that resulted in such damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company, on the one hand, and the Raymond James Entities on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the aggregate public offering price of the Directed Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Raymond James Entities on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Raymond James Entities on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Raymond James Entities agree that it would not be just or equitable if contribution pursuant to this Section 19 were determined by pro rata allocation (even if the Raymond James Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 18(c). The amount paid or payable by the Raymond James Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Raymond James Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 19, no Raymond James Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Raymond James Entity has otherwise been required to pay. The remedies provided for in this Section 19 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 19 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Raymond James Entity or the Company, their respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours, MERCANTIL BANK HOLDING CORPORATION

By:
Name:
Title:

Solely with respect to Sections 5.2, 6.2, 8, 9, 10, 11, 13, 14, 15, 16, 17 and 18 of this Agreement: MERCANTIL SERVICIOS FINANCIEROS, C.A.

By:
Name:
Title:

CONFIRMED as of the date first abovementioned, on behalf of the Representativeand the other several Underwriters named inSchedule I hereto. RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title: Authorized Signatory

SCHEDULE I

Shares to be Sold by the Company

Name	Number of Firm Shares	Number of Additional Shares
Raymond James & Associates, Inc.	[●]	[●]
Keefe, Bruyette & Woods, Inc.	[●]	[●]
Stephens Inc.	[●]	[●]
SunTrust Robinson Humphrey, Inc.	[●]	[●]
FIG Partners, LLC	[●]	[●]

Total	[●]	[●]

Sch. I-1

SCHEDULE II

Shares to be Sold by the Selling Shareholder

Selling Shareholder	Number of Firm Shares	Number of Additional Shares
Mercantil Servicios Financieros, C.A.	[●]	[●]

Total	[●]	[●]

Sch. II-1

SCHEDULE III

Issuer Free Writing Prospectuses

1.	Investor Presentation dated November 26, 2018

2.	[●]

Sch. III-1

SCHEDULE IV

Persons Subject to Lock-up

Gustavo J. Vollmer A.

Millar Wilson

Alberto Peraza

Alfonso Figueredo

Miguel Palacios

Alberto Capriles

Miguel A. Capriles L.

Frederick C. Copeland, Jr.

Rosa M. Costantino

Pamella J. Dana, Ph.D.

Alejandro Gonzalez S.

Gustavo Marturet M.

Jorge Trabanco

Jose Antonio Villamil

Guillermo Villar

Mercantil Servicios Financieros, C.A.

Sch. IV-1

EXHIBIT A

Form of Lock-up Agreement

[●], 2018

MERCANTIL BANK HOLDING CORPORATION

220 Alhambra Circle

Coral Gables, Florida 33134

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the Several Underwriters

880 Carillon Parkway

St. Petersburg, Florida 33716

Re:	Mercantil Bank Holding Corporation (the “Company”)—Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, Mercantil Servicios Financieros, C.A., as selling shareholder, and Raymond James & Associates, Inc., the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $0.10 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-227744 (the “Registration Statement”), as declared effective by the Securities and Exchange Commission on [●], 2018 (the “Offering”). Terms used but not defined herein have the same meanings attributed to them in the Underwriting Agreement.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Exhibit A-1

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Securities Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representative or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Securities Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Securities Act, including under the Registration Statement, during the Lock-Up Period, without the prior written consent of the Representative. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)	the Company Securities being offered in the prospectus included in the Registration Statement;

(2)

any grant or exercise of options, restricted stock or restricted stock awards pursuant to the Mercantil Bank Holding Corporation 2018 Equity and Incentive Compensation Plan and any issuances of Company Securities pursuant to the Deferred Compensation Plan or ESOP;

(3)	as a bona fide gift or gifts or by will or intestacy;

(4)	pursuant to domestic relations or court orders;

(5)	to any trust or limited partnership for the direct or indirect benefit of the undersigned or the family of the undersigned;

(6)	to any family member or dependent of the undersigned;

Exhibit A-2

(7)	as a distribution by a trust pursuant to its terms;

(8)

as a distribution to partners, members, subsidiaries, affiliates or stockholders of the undersigned or to any investment fund or other entity that directly or indirectly controls or manages, is under common control with, or is controlled or managed by, the undersigned; or

(9)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (3) through (8) above;

provided that in the case of any transfer or distribution pursuant to clauses (3) through (9) above, each donee, distributee or transferee shall execute and deliver to the Representative a lock-up letter in the form of this Letter Agreement.

[Notwithstanding the foregoing, the undersigned may transfer or sell shares of Common Stock (i) to the Company, including pursuant to the Amended and Restated Separation and Distribution Agreement between the Selling Shareholder and the Company dated as June 12, 2018 (the “Separation Agreement”) or any stock purchase agreement providing for the sale to the Company by the Selling Shareholder of Company Class B Common Stock, held as Retained Shares (as defined in the Separation Agreement and the related distribution trust agreement among TMI Trust Company, a Texas trust company, the Selling Shareholder and the Company, dated as of March 12, 2018, as amended by Amendment No. 1 dated as of June 12, 2018 (the “Distribution Trust Agreement”)) and in the event the proceeds of the Offering are insufficient to purchase all Company Class B Common Stock held by the Selling Stockholder, purchases of Class B Common Stock by the Company from the Selling Shareholder at prices reasonably related to the then-existing market prices and trading volumes taking into account that such shares are non-voting or (ii) pursuant to any order or request, of the Board of Governors of the Federal Reserve System or any delegee (the “Federal Reserve”) or of any other United States bank or securities regulator, including sales or dispositions pursuant to a registration statement filed pursuant to the Registration Rights Agreement between the Company and the Selling Shareholder, dated as of June 12, 2018.]2

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder

[2]	NTD: To include in Selling Shareholder lock-up only.

Exhibit A-3